Exhibit 99.1
Member FDIC | Equal Housing Lender NASDAQ: SMBC September 18, 2024

66 locations serving 52 COMMUNITIES in 4 States St. Louis Kansas City Springfield Poplar Bluff Cape Girardeau Jonesboro

Why Southern Bank? We see people working to seize opportunities, build communities, and achieve their dreams right in their hometowns. And we want to keep it that way. That's why we provide services, resources, and tools that help you accomplish what you want, where you want. Southern Missouri Bancorp, Inc, (“Company”) is a bank holding company and the parent company of Southern Bank (“Bank”).

Arnold/Oakville team members participated in and worked the booth at last year’s Keene Insurance Group Golf Tournament Smithville team members participated in Smithville School District’s staff vendor fair. Cape Girardeau team members attended United Way’s ribbon cutting. What sets us apart? OUR COMMUNITIES We’re invested in what our communities are doing and dedicated to providing exactly what they need in their local bank. Our team members are deeply involved in their communities – whether it is serving on boards and committees, volunteering with local schools/organizations, or coaching little league teams. OUR PEOPLE Our team members are what make our organization great. We have drive, persistence, and empathy and strive to make every experience a good one – with both our customers and coworkers. We work as a team to help our customers reach their goals, whatever they may be.

Southern Bank Services RETAIL OFFERINGS BUSINESS OFFERINGS Southern Bank provides commercial loans, deposit accounts, and treasury management services for streamlined business operations, including: ACH Origination (Credit/Debit) Positive Pay (Check/ACH Fraud Prevention) Remote Deposit Capture Wire Transfers COMMERCIAL LENDING SPECIALTIES Small business, real estate, agriculture, equipment, and working capital loans. In addition to traditional deposits and consumer lending, Southern Bank supports retail clients with a wide range of services: Card Center Zelle ITM – Video Teller Mobile Deposit My Credit Score Online Bill Pay Online/Mobile Banking 1031 Exchange Center

SOUTHERN WEALTH MANAGEMENT • Financial Planning • Retirement Planning • Investments INSURANCE BROKERAGE • Personal: Homeowners, Auto, Life, Medical, and more • Commercial: Property, Liability, Workers’ Comp, and Commercial Truck Liability TRUST MANAGEMENT •Trust Administration •Enforcement/Enactment EMPLOYEE BENEFITS •Investment Advising and Monitoring •Education and Consultation to employees •Plan Custodian •Plan Fiduciary •Record Keeping •Compliance •Account Reviews •Pension Plans Financial Services

The Company is a Proven Acquiror 10 YEAR HISTORY OF SUCCESSFUL ACQUISITIONS • January 20, 2023, acquired Citizens Bancshares, Co., and its subsidiary, Citizens Bank & Trust Company (“Citizens”) • February 25, 2022, acquired Fortune Financial, Inc., and its subsidiary FortuneBank (“Fortune”) • December 15, 2021, acquired the Cairo, Illinois, branch (“Cairo”) of First National Bank, Oldham, South Dakota • May 22, 2020, acquired Central Federal Bancshares, Inc., and subsidiary, Central Federal Savings & Loan Association (“Central”) • November 21, 2018, acquired Gideon Bancshares Company and its subsidiary, First Commercial Bank (“First Commercial”) • February 23, 2018, acquired Southern Missouri Bancshares, Inc., and its subsidiary, Southern Missouri Bank of Marshfield (“SMB-Marshfield”) • June 16, 2017, acquired Tammcorp, Inc., and its subsidiary, Capaha Bank (“Capaha”) • August 5, 2014, acquired Peoples Service Company and its subsidiary, Peoples Bank of the Ozarks (“Peoples”)

Fiscal 2024 Highlights FULL YEAR 2024 • Successful Integration of Citizens - total assets of $985.7 million, loans, net of $456.0 million, and deposits of $851.0 million • Bond portfolio restructuring to improve forward earnings • Tangible book value per share was $36.68 and increased by $4.34 or 13.4% during the fiscal year • Tangible book value per share, excluding AOCI, was $38.23 at the end of fiscal 2024, a $3.94 or 11.5% increase when compared to $34.29 at the end of fiscal 2023. • Due to our strong capital position, with the fourth quarter earnings release we announced a $0.02 or 9.5% increase in our quarterly dividend, bringing it to $0.23 a share • Loans, net of the ACL, were $3.8 billion at June 30, 2024, an increase of $226.2 million, or 6.3% FOURTH QUARTER 2024 • Earnings per common share (diluted) were $1.19, down $0.18, or 13.1%, as compared to the same quarter a year ago, and up $0.20, or 20.2% from the third quarter of fiscal 2024, the linked quarter. • Annualized return on average assets (“ROA”) was 1.17%, while annualized return on average common equity (“ROE”) was 11.2%, as compared to 1.44% and 14.1%, respectively, in the same quarter a year ago, and 0.97% and 9.5%, respectively, in the third quarter of fiscal 2024, the linked quarter.

1.18% 1.79% 1.59% 1.03% 1.10% 0.00% 0.50% 1.00% 1.50% 2.00% FY2020 FY2021 FY2022 FY2023 FY2024 Return on Average Assets 11.1% 17.7% 15.4% 10.4% 10.7% 0.0% 5.0% 10.0% 15.0% 20.0% FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Return on Average Common Equity $2.94 $5.05 $5.34 $4.49 $4.04 $2.99 $5.22 $5.21 $3.85 $4.42 $- $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Historical Diluted Common EPS and Core Diluted Common EPS* Core Diluted Common EPS* Diluted Common EPS Data is for the fiscal years ended June 30. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. Profitability and Earnings History

$80,136 $92,686 $103,567 $126,745 $139,483 3.64% 3.69% 3.66% 3.43% 3.14% 3.72% 3.77% 3.72% 3.54% 3.27% 0.00% 2.00% 4.00% 6.00% 8.00% $0 $50,000 $100,000 $150,000 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Net Interest Income, Net Interest Margin, and Core Net Interest Margin* Net Interest Income Core Net Interest Margin* Net Interest Margin 55.9% 57.4% 48.0% 50.8% 56.5% 58.9% 2.28% 2.33% 2.05% 2.14% 2.27% 2.14% 1.90% 2.00% 2.10% 2.20% 2.30% 2.40% 0.0% 20.0% 40.0% 60.0% 80.0% FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Efficiency Ratio & Noninterest Expense/Average Assets Efficiency Ratio Non-Interest Exp. /Avg. Assets Data is for the fiscal years ended June 30. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. Financial Data

0.40% 0.26% 0.15% 0.21% 0.17% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 2020 2021 2022 2023 2024 NPLs/Loans 1.16% 1.49% 1.22% 1.32% 1.36% 0.00% 0.50% 1.00% 1.50% 2.00% 2020 2021 2022 2023 2024 Reserves/Gross Loans 224% 409% 526% 424% 497% 0% 100% 200% 300% 400% 500% 600% 2020 2021 2022 2023 2024 Reserves/NPAs 0.04% 0.03% 0.00% 0.02% 0.05% 0.00% 0.01% 0.02% 0.03% 0.04% 0.05% 0.06% 2020 2021 2022 2023 2024 NCOs/Average Loans Data is at or for the fiscal years ended June 30. NPLs are defined as nonaccrual loans plus loans past due 90 days or more and still accruing. NPAs are defined as NPLs, and other real estate owned, plus other repossessed assets. NCOs are net charge-offs. Credit Quality Performance

$2,171 $2,237 $2,720 $3,619 $3,850 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Consumer & Other Agricultural Operating & Equip. Commercial Business Construction R/E (balances funded) Agricultural R/E Commercial R/E Residential R/E Data is as of fiscal years ended June 30. Residential real estate includes multifamily. Acquisitions over this time period included the following loan portfolios, noted at fair value on the acquisition date: Citizens Acquisition, January 2023: $447 million FortuneBank Acquisition, February 2022: $202 million Central Federal Acquisition, May 2020: $51 million Loan Portfolio, at period end (gross loans, excluding loans in process and deferred loan fees; dollars in millions) Loan Growth

Residential R/E, 26.4% Commercial R/E, 35.3% Agricultural R/E, 9.8% Construction R/E, 4.3% Commercial Business, 14.0% Agricultural Operating & Equip., 5.1% Consumer and Other, 5.2% Residential R/E, 30.8% Commercial R/E, 36.1% Agricultural R/E, 6.0% Construction R/E, 6.0% Commercial Business, 12.8% Agricultural Operating & Equip., 4.6% Consumer and Other, 3.8% Loans as of June 30, 2024 Loans as of June 30, 2019 Loan Portfolio Composition

$2,185 $2,331 $2,815 $3,726 $3,953 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Noninterest-bearing Transaction Accounts Interest-bearing Transaction Accounts Money Market Deposit Accounts Savings Accounts Certificates < $250,000 Brokered Certificates (not reciprocal) Certificates > $250,000 Deposits at period end (dollars in millions) Data is as of June 30. Acquisitions over this time period included the following deposit balances assumed, noted at fair value on the acquisition date: Citizens Acquisition, January 2023: $851 million FortuneBank Acquisition, February 2022: $214 million Central Federal Acquisition, May 2020: $47 million Deposit Growth

CDs >= $250,000, 6.8% Brokered CDs, 2.4% CDs < $250,000, 26.7% Savings, 8.9% MMDAs, 9.9% NOW, 33.8% Noninterest, 11.6% CDs >= $250,000, 12.3% Brokered CDs, 4.3% CDs < $250,000, 17.4% Savings, 13.1% MMDAs, 8.5% NOW, 31.4% Noninterest, 13.0% Deposits as of June 30, 2019 Deposits as of June 30, 2024 Deposit Portfolio Composition

$0.52 $0.60 $0.62 $0.80 $0.84 $0.84 1.49% 2.47% 1.38% 1.77% 2.18% 1.87% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Dividends per Common Share Annualized Dividend Yield $26.00 $29.55 $31.05 $32.34 $36.68 $24.30 $44.96 $45.26 $38.45 $45.01 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Tangible Book Value per Common Share* Closing Stock Price Data is as of June 30. Stock price used to calculate dividend yield is the period end closing stock price. * See “Important Statements – Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures. ** Compound annualized growth rate for tangible book value per common share from June 30, 2020, through June 30, 2024. Dividends per Common Share and Dividend Yield Tangible Book Value per Common Share* and Closing Stock Price Stock Valuation

Data is as of Sept. 16, 2024 Source: S&P Global Market Intelligence Stock Performance – Five Year Total Return

Forward Looking Statements This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Southern Missouri Bancorp, Inc. (the “Company”). These forward-looking statements may include, without limitation, statements with respect to anticipated future operating and financial performance, growth opportunities, interest rates, cost savings and funding advantages expected or anticipated to be realized by management. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify these forward looking statements. Forward-looking statements by the Company and its management are based on beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions of management and are not guarantees of future performance. The important factors we discuss below, as well as other factors identified in this filing and in our other filings with the SEC and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this document: expected cost savings, synergies and other benefits from our merger and acquisition activities, including our ongoing and recently completed acquisitions, might not be realized within the anticipated time frames, to the extent anticipated, or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention and labor shortages, might be greater than expected and goodwill impairment charges might be incurred; potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and inflation, including the effects of a potential recession whether caused by Federal Reserve actions or otherwise or slowed economic growth caused by changes in oil prices or supply chain disruptions; impact of monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses on loans; our ability to access cost-effective funding and maintain sufficient liquidity; timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; fluctuations in real estate values and both residential and commercial real estate markets, as well as agricultural business conditions; demand for loans and deposits; legislative or regulatory changes that adversely affect our business; effects of climate change, severe weather events, other natural disasters, war, terrorist activities or civil unrest and their effects on economic and business environments in which the Company operates; changes in accounting principles, policies, or guidelines Important Statements

Forward Looking Statements, continued results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require an increase in our reserve for credit losses on loans or a write-down of assets; the impact of technological changes and an inability to keep pace with the rate of technological advances; cyber threats, such as phishing, ransomware, and insider attacks, can lead to financial loss, reputational damage, and regulatory penalties if sensitive customer data and critical infrastructure are not adequately protected; and our success at managing the risks involved in the foregoing. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Financial Data Financial information presented for the years ended June 30, 2024. Non-GAAP Financial Measures Tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures used by other companies. We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per common share by dividing tangible common equity by common shares outstanding, less restricted common shares not vested, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding, less restricted common shares not vested. We believe that this is consistent with the treatment by bank regulatory agencies, which generally exclude intangible assets from the calculation of risk-based capital ratios. We calculate core diluted earnings per common share by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the fiscal 2015 Peoples acquisition, the fiscal 2017 Capaha acquisition, the fiscal 2018 SMB-Marshfield acquisition, the fiscal 2019 the First Commercial acquisition, the fiscal 2020 Central acquisition, the fiscal 2022 FortuneBank acquisition, and the fiscal 2023 Citizens acquisition. We also exclude from noninterest expense the acquisition expenses we incurred during fiscal years 2020, 2022, 2023 and 2024 year to date resulting from the acquisitions we undertook during those periods. We believe that core diluted earnings per common share is useful in assessing our core operating performance, particularly when comparing periods or when comparing our operating performance to the operating performance of our industry peers. We calculate core net interest margin by excluding from net interest income the accretion of fair value discount on the acquired loan portfolio and amortization of fair value premium on the acquired time deposit portfolio resulting from the Peoples acquisition, the Capaha acquisition, the SMB-Marshfield acquisition, the First Commercial acquisition, the Central acquisition, the FortuneBank acquisition, and the Citizens acquisition. We believe that each of these non-GAAP financial measures provides information that is important to investors and that is useful in understanding our capital position and ratios. Reconciliations of the non-GAAP measures of tangible common equity, tangible book value per common share, core diluted earnings per common share, and core net interest margin to the GAAP measures of common stockholders’ equity, book value per common share, diluted earnings per common share, and net interest margin are set forth below. Important Statements

Important Statements Dollars in thousands, except per share data June 30, 2020 June 30, 2021 June 30, 2022 June 30, 2023 June 30, 2024 Common stockholders' equity $ 258,347 $ 283,423 $ 320,772 $ 446,058 $ 488,748 Less: Goodwill 14,089 14,089 27,288 50,773 50,727 Less: Other intangible assets, net 7,700 7,129 8,175 30,472 26,505 Tangible common equity $ 236,558 $ 262,205 $ 285,309 $ 364,813 $ 411,516 Book value per common share $ 28.39 $ 31.94 $ 34.91 $ 39.54 $ 43.56 Less: Intangible assets per common share 2.39 2.39 3.86 7.20 6.88 Tangible book value per common share $ 26.00 $ 29.55 $ 31.05 $ 32.34 $ 36.68 Share information Common shares outstanding 9,127,390 8,905,198 9,227,111 11,330,462 11,277,737 Adjustment for restricted common shares not vested (28,025) (31,845) (39,230) (50,510) (57,956) Common shares for book value determination 9,099,365 8,873,353 9,187,881 11,279,952 11,219,781 As of,

Important Statements

Dollars in thousands, except per share data	For the year ended, June 30, 2020	June 30, 2021	June 30, 2022	June 30, 2023	June 30, 2024
Net income	$ 27,545	$ 47,180	$ 47,169	$ 39,237	$ 50,182
Non-core (income) and expense items:					
Net interest income resulting from accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from various acquisitions [(1)]	(1,804)	(1,939)	(1,810)	(4,023)	(5,543)
Acquisition expenses net of revenues	1,170	-	1,279	4,925	95
Provision for credit losses attributable to acquired loan portfolios	-	-	2,020	6,966	-
Total non-core (income) and expense items	(634)	(1,939)	1,489	7,868	(5,448)
Income tax effect of non-core items [(2)]	(142)	(434)	334	1,353	(1,220)
After tax impact of non-core (income) and expense items	(492)	(1,505)	1,155	6,515	(4,228)
Core net income	27,053	45,675	48,324	45,752	45,954
Less: distributed & undistributed earnings to participating securities	-	153	195	192	257
Core income available to common shareholders	$ 27,053	$ 45,522	$ 48,129	$ 45,560	$ 45,697
Diluted earnings per common share	$ 2.99	$ 5.22	$ 5.21	$ 3.85	$ 4.42
Less: Impact of non-core items on diluted earnings per common share	(0.05)	(0.17)	0.13	0.64	(0.38)
Core diluted earnings per common share	$ 2.94	$ 5.05	$ 5.34	$ 4.49	$ 4.04
Average basic common shares	9,189,876	9,007,814	8,994,022	10,124,766	11,292,634
Average diluted common shares	9,199,169	9,010,737	9,011,145	10,141,799	11,301,279
Net interest margin (annualized)	3.72%	3.77%	3.72%	3.54%	3.27%
Less: annualized impact of excluding accretion of fair value discount on acquired loans and amortization of fair value premium on acquired time deposits resulting from various acquisitions [(1)]	0.08%	0.08%	0.06%	0.11%	0.13%
Core net interest margin (annualized)	3.64%	3.69%	3.66%	3.43%	3.14%

(1) Includes fair value discount on acquired loans and amortization of fair value premium on acquired term deposits resulting from the Peoples, Capaha, SMB-Marshfield, First Commercial, Central Federal, FortuneBank, and Citizens mergers.

(2) Reflects combined federal/state marginal income tax rate of 22.4% for fiscal years 2019-2022. For fiscal 2023, an effective rate of 17.2% was assumed, to account for the impact of approximately $1.8 million in merger-related expenses that are not assumed to be deductible. For fiscal 2024 we have assumed 22.4%.

Stefan Chkautovich Executive Vice President and Chief Financial Officer gsteffens@bankwithsouthern.com schkautovich@bankwithsouthern.com Matt Funke President and Chief Administrative Officer mfunke@bankwithsouthern.com Greg Steffens Chairman and Chief Executive Officer